QUOTA SHARE REINSURANCE AGREEMENT
                                ENDORSEMENT No. 2

Attached to and forming part of the Quota S hare Reinsurance Agreement No. 3154-0008 between PENN-AMERICA INSURANCE COMPANY and PENN-STAR INSURANCE COMPANY, Hatboro, Pennsylvania (hereinafter collectively referred to as the "Company") and AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the ``Reinsurer'').

It is hereby mutually understood and agreed by the parties hereto that this Agreement is amended as respects policies issued or renewed with an effective date on and after 12:01 AM.. .January 1, 2003. in Article IV, EXCLUSIONS, section A by the addition of the following:

      20. A. All loss, cost or expense directly or indirectly arising out of, resulting from or in any manner related to Fungal Pathogens or Bacteria whether or not there is another cause of loss which may have contributed concurrently or in any sequence to a loss.

      B. "Fungal Pathogens" ~, as utilized herein, shall mean any fungus or Mycota or any byproduct or type of infestation produced by such fungus or Mvcota, including but not limited to, mold, mildew. mycotoxins, spores or any biogenic aerosols.

      C. This exclusion shall not apply to the extent that such liabilities would be covered under the Company's Mold Exclusion attached to a General Liability or Umbrella policy issued in a state where said state has approved the Company`s Mold Exclusion.

      D.    This  exclusion   shall  also  not  apply  for  classes  other  than
            contractors and building owners in states ~ here the Company's Mold Exclusion has not been approved.

Nothing herein contained shall alter, vary or extend any provision or condition of the Agreement other than as above stated.





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IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in duplicate this day of , 2003.

ACCEPTED:
PENN-AMERICA INSURANCE COMPANY
PENN-STAR INSURANCE COMPANY



/s/ Joseph F. Morris

/s/ Sheila St. Claire
Attested by:




                                          AMERICAN RE-INSURANCE COMPANY


                                           /s/

                                           /s/
                                         Attested by: